UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2009

PerkinElmer, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-05075	04-2052042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

940 Winter Street, Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 663-6900

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On June 12, 2009, PerkinElmer IVD Pte. Ltd. (“PKI Singapore”), a Singapore subsidiary of PerkinElmer, Inc. (“PerkinElmer”) entered into an agreement with the shareholders of Shanghai Sym-Bio LifeSciences Co., Ltd. (“Sym-Bio”) under which PKI Singapore plans to acquire all of the outstanding equity interests of Sym-Bio, a leading Chinese diagnostic product company.

The equity transfer agreement by and between PKI Singapore and the shareholders of Sym-Bio (the “Agreement”) provides for the acquisition of all the outstanding equity interests in Sym-Bio by PKI Singapore in exchange for payment of cash consideration of RMB 435.0 million. Payment of the consideration is subject to the establishment of escrow accounts to secure potential claims under the Agreement. PerkinElmer is also party to the Agreement solely as a guarantor with respect to PKI Singapore’s obligations under the Agreement.

The Agreement contains representations, warranties and covenants as to the parties’ business, financial and legal obligations and provides for indemnification by each of the parties in the event of, among other things, a breach of such representations.

The transaction is subject to regulatory approvals and other customary closing conditions, but is expected to be completed in the third quarter of 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PERKINELMER, INC.

By:	/S/ JOEL S. GOLDBERG
Joel S. Goldberg
Senior Vice President, General Counsel, and Secretary

September 4, 2009

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